Exhibit 99.1

Kerr-McGee to Present at Oil & Gas Conference

Oklahoma City, May 18, 2005 - Dave Hager, Kerr-McGee Corp. (NYSE: KMG) senior vice president responsible for oil and gas exploration and production, will speak at the UBS Global Oil and Gas Conference in Austin, Texas, on May 25, at 8:40 a.m. CDT. You can listen to the presentation by logging on to www.kerr-mcgee.com. Following the speech, the presentation slides will be archived on our website for about 30 days.
Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $14 billion. For more information on the company, visit www.kerr-mcgee.com.

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Media contacts:	Debbie Schramm Office: 405-270-2877 Pager: 888-734-8294 dschramm@kmg.com	John Christiansen Direct: 405-270-3995 Cell: 405-406-6574 jchristiansen@kmg.com

Investor contact:	Rick Buterbaugh Direct: 405-270-3561

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